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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         INFONET SERVICES CORPORATION

                         (originally incorporated as:

               INTERNATIONAL INFORMATION NETWORK SERVICES, INC.

                               on March 8, 1988)



                                   Article I
                                   ---------

  The name of the Corporation is:

                                 INFONET SERVICES CORPORATION

  (hereinafter the "Corporation").

                                  Article II
                                  ----------

  The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is United States Corporation Company.

                                  Article III
                                  -----------

  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  Article IV
                                  ----------

  (i) The total number of shares of stock which the Corporation shall have authority to

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issue is one billion thirty million (1,030,000,000), consisting of:

          (A) Four Hundred Million (400,000,000) shares of Class A Stock, par value $.01 per share;

          (B) Six Hundred Million (600,000,000) shares of Class B Stock, par value $.01 per share; and

          (C) Thirty Million (30,000,000) shares of Class C Stock, par value $.01 per share.

  (ii) Upon the effectiveness of this Restated Certificate of Incorporation: each one (1) share of Class A Stock issued and outstanding immediately prior thereto shall be subdivided and changed, without any action on the part of the holder thereof, into 29,900 shares of Class A Stock with a par value of $.01 per share; each one (1) share of Class B Stock issued and outstanding immediately prior thereto shall be subdivided and changed, without any action on the part of the holder thereof, into 29,900 shares of Class B Stock with a par value of $.01 per share; and each one (1) share of Class C Stock issued and outstanding immediately prior thereto shall be subdivided and changed, without any action on the part of the holder thereof, into 29,900 shares of Class C Stock with a par value of $.01 per share.

  (iii) Subject to the terms hereof, the capital stock of the Corporation may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors. The Corporation shall have the power to issue fractions of shares of its capital stock.

  (iv) The powers, preferences and rights of each class of stock and the qualifications, limitations and restrictions thereof are as follows:

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  (A)  Each share of Class A Stock, Class B Stock and Class C Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges except as otherwise provided in this Restated Certificate of Incorporation.

  (B) Except as otherwise required by law or pursuant to this Restated Certificate of Incorporation, the holders of Class A Stock and the holders of Class B Stock shall vote together as a single class on all matters to be voted on by the stockholders of the Corporation, with the holders of Class A Stock entitled to ten (10) votes, in person or by proxy, for each share of Class A Stock standing in such holder's name on the books of the Corporation, and the holders of Class B Stock entitled to one (1) vote, in person or by proxy, for each share of Class B Stock standing in such holder's name on the books of the Corporation.

  (C) The holders of Class A Stock, Class B Stock and Class C Stock shall be entitled to receive, on an equal, pro rata basis any dividend, other than a dividend of capital stock of the Corporation, to be declared and paid on the shares of Class A Stock, Class B Stock and Class C Stock.

  (D) The holders of Class C Stock shall not be entitled to any notice of stockholders' meetings or to vote upon the election of directors or upon any other matter.

 (v) Upon the closing of an underwritten initial public offering by the Corporation or its successor in interest after which a class of stock of the Corporation (or any successor security) is admitted for quotation on the Nasdaq National Market (or any successor thereto) or listed on a national securities exchange (a "Qualified IPO"), each outstanding share of Class C Stock shall be automatically converted into one share of such class of stock of the Corporation

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approved for quotation or listing (the "Public Stock") without any action by the holder thereof. Promptly upon and after the closing of a Qualified IPO, the Corporation will, upon delivery to the Corporation by a holder of shares of Class C Stock of the certificate or certificates representing such shares, deliver a replacement certificate or certificates representing a like number of shares of Public Stock. Unless and until a Qualified IPO occurs, no holder of Class C Stock shall have any right to convert such shares into any other class of the Corporation's stock. The Corporation shall not issue, and the Board of Directors shall be forever prohibited from reserving for issuance or issuing, any further shares of Class C Stock at any time following the closing of a Qualified IPO.

                                   Article V
                                   ---------

     (i)    Conversion of Class A Stock.  Any share of Class A Stock may, at
            ---------------------------
the option of the holder thereof, be converted at any time into a share of Class B Stock. Any share of Class A Stock transferred in violation of the terms of the stockholders' agreement dated as of the date of effectiveness of this Restated Certificate of Incorporation entered into among the holders of Class A Stock (the "Stockholders' Agreement") shall automatically convert, without any action on the part of the holder thereof or the purported transferee, into a share of Class B Stock at a ratio of one share of Class A Stock for each share of Class B Stock received.

     (ii)   No Public Market for Class A Stock.  The Corporation shall have no
            ----------------------------------
power or authority to authorize or permit any share of Class A Stock to be (a) admitted for quotation on the Nasdaq National Market (or any successor thereto) or any similar body in any jurisdiction, (b) listed on a securities exchange in any jurisdiction or (c) registered under the United States Securities Act of 1933, as amended, or any similar legislation in any jurisdiction.

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     (iii)  Stock Splits and Dividends.  The Corporation shall not in any manner
            --------------------------
subdivide or combine the outstanding shares of the Class A Stock or the Class B Stock, without proportionately subdividing or combining the outstanding shares of such other class of stock. No dividend consisting of capital stock of the Corporation shall be declared and paid on the Class A Stock unless such dividend is first approved by the holders of at least a majority of the outstanding shares of the Class B Stock, voting separately as a class. No dividend consisting of capital stock of the Corporation other than Class B Stock shall be declared and paid on the Class B Stock unless such dividend is first approved by the holders of at least a majority of the outstanding shares of the Class A Stock, voting separately as a class.

     (iv)   New Class A Stock.  The Corporation shall not issue any further
            -----------------
Class A Stock unless such issuance is first approved by the holders of at least a majority of the outstanding shares of Class B Stock, voting separately as a class.

                                  Article VI
                                  ----------

  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (i) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or this Restated Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation that are not otherwise required to be exercised by the Corporation's stockholders.

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     (ii)  The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation so provide.

     (iii) Special meetings of the stockholders of the Corporation may be called only by (a) the Chairman of the Board of Directors, (b) the holders of at least fifty-one percent (51%) of the outstanding shares of the Class A Stock, acting separately as a class, or (c) the President of the Corporation, acting pursuant to resolution adopted by a majority of the Whole Board. For the purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of directors as fixed from time to time by the Board of Directors pursuant to Article VII(i) of this Restated Certificate of Incorporation whether or not there exist any vacancies in previously fixed directorships.

     (iv) Notwithstanding any other provision of this Restated Certificate of Incorporation, the Board of Directors shall have the power to make, repeal, amend, alter, modify and rescind any or all of the bylaws of the Corporation.

     (v) Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware (and any successor statutory provision), any decision by the Board in relation to a contract or transaction between the Corporation and any holder of Class A Stock (or an affiliate of such holder) which contract or transaction is not in the ordinary course of business for the Corporation or is material for the Corporation must be approved by resolution adopted by a majority of the directors who have not been designated under the Stockholders' Agreement by the relevant Class A stockholder or stockholders.

                                  Article VII
                                  -----------
     (i) The number of directors shall be fixed from time to time exclusively by the Board

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of Directors pursuant to a resolution adopted by a majority of the Whole Board, but in no event shall be less than seven (7) or more than twelve (12).

     (ii) Except as otherwise provided herein, by law or by resolution of the Board of Directors, newly created directorships resulting from any increase in the number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director. The directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors shall shorten the term of any incumbent director.

     (iii) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

     (iv) Except as otherwise required by the General Corporation Law of the State of Delaware, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause only by the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of the Class A Stock and the Class B Stock, voting together as a single class.

     (v) The holders of Class B Stock, voting separately as a class, shall have the exclusive right to elect two (2) directors of the Corporation. If any securities of the Corporation are admitted for quotation on the Nasdaq National Market (or any successor thereto) or any similar body in any jurisdiction or listed on a securities exchange in any jurisdiction, then, to be eligible

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for election by the holders of Class B Stock, these two (2) directors must qualify as "independent" under the rules of any exchange or quotation system on which securities of the Corporation are listed and under any applicable rules or regulations of the Securities and Exchange Commission; if and at such time as any such director elected by the holders of Class B Stock ceases to be so qualified, his term shall expire and the vacancy created thereby shall be filled by a director appointed by the remaining director elected by holders of Class B Stock or by a director elected by the holders of Class B Stock voting separately as a class.

                                 Article VIII
                                 ------------

     (i) The Corporation shall provide indemnification and advancement of expenses for its directors, officers, employees and agents to the fullest extent provided in the bylaws of the Corporation or in any contract or agreement with any such director, officer, employee or agent.

     (ii) No director shall be personally liable to the Corporation or any stockholder for any monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, he: (I) shall have breached his duty of loyalty to the Corporation and its stockholders; (II) shall not have acted in good faith, or in failing to act, shall have not acted in good faith; (III) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (IV) shall have derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal

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liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  Article IX
                                  ----------

  The affirmative vote of the holders of both (i) at least ninety-five percent (95%) of the voting power of the Class A Stock, voting separately as a class, and (ii) at least two-thirds of the voting power of the Class A Stock and the Class B Stock, voting together as a single class, shall be required to approve the dissolution of the Corporation, to approve any merger or consolidation of the Corporation, or to approve any plan to sell, lease or exchange all or substantially all of the Corporation's assets.

                                   Article X
                                   ---------

  This Restated Certificate of Incorporation and the bylaws of the Corporation (subject to Article VI(iv) hereof) may only be amended by the affirmative vote of the holders of at least two-thirds of the voting power of the Class A Stock and the Class B Stock, voting together as a single class; provided, however, that, notwithstanding the foregoing, the affirmative vote of the holders of both
(i) at least ninety-five percent (95%) of the voting power of the Class A Stock, voting separately as a class, and (ii) at least two-thirds of the voting power of the Class A Stock and the Class B Stock, voting together as a single class, shall be required to alter, amend, repeal or replace Article IV, Article IX,
Article XI or this Article X of this Restated Certificate of Incorporation. Notwithstanding the preceding sentence, if any provision of this Restated Certificate of Incorporation or the bylaws of the Corporation requires the vote of a greater number or proportion than two-thirds, then such provision shall not be altered, amended or

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repealed except by such greater vote. Further, no new measure which would in any way diminish the operation of this Article X shall be introduced without it being approved by both (i) at least ninety-five percent (95%) of the voting power of the Class A Stock, voting separately as a class, and (ii) at least two-thirds of the voting power of the Class A Stock and the Class B Stock, voting together as a single class.

                                  Article XI
                                  ----------

  In the event of an issuance or sale by the Corporation of any shares of Class A Stock, or securities convertible into or exercisable for Class A Stock, whether such issuance or sale be of newly issued or treasury shares or securities, each holder of shares of Class A Stock shall be entitled to purchase or subscribe for, at a price determined by the Board of Directors of the Corporation to be the fair market value of such shares or securities on the date of such purchase or subscription, such number and proportion of such shares or securities issued or sold as may be required to prevent such stockholder's proportionate ownership of the then-outstanding shares of Class A Stock from decreasing.

                                  Article XII
                                  -----------

  The Corporation elects not to be, and shall not be, governed by Section 203 of the General Corporation Law of the State of Delaware.

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  IN WITNESS WHEREOF, Infonet Services Corporation has caused this Restated
Certificate of Incorporation, which restates, integrates and further amends the Restated Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, to be signed by Jose A. Collazo, its duly authorized officer, this ____ day of December, 1999.



                                      ----------------------------------------
                                      Jose A. Collazo
                                      President


Attest:



_____________________
Ernest U. Gambaro
Senior Vice President and Secretary

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